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                                                             Exhibit 23.1



          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Allegiant Bancorp, Inc.
St. Louis, Missouri

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-13451 and 333-26433) and on Form
S-3 (File No. 333-65699) of Allegiant Bancorp, Inc. (the Company) of our report dated January 19, 2000, relating to the consolidated financial statements of the Company as of and for the years ended December 31, 1999 and 1998, incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1999.



                                      /s/ Ernst & Young, LLP


St. Louis, Missouri
March 16, 2000